As filed with the Securities and Exchange Commission on February 24, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EIDOS plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable

(State of Incorporation)	(I.R.S. Employer Identification No.)

Wimbledon Bridge House
1 Hartfield Road
Wimbledon
London SW19 3RU
United Kingdom
(Address of principal executive offices)

AMENDED AND RESTATED 1997 STOCK OPTION PLAN
(Full title of the Plan)

JONATHAN BALL
EIDOS PLC
1 Hartfield Road
Wimbledon
London SW19 3RU
United Kingdom
011 44 208 636 3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
JODIE M. BOURDET, ESQ.
COOLEY GODWARD LLP
ONE MARITIME PLAZA, 20TH FLOOR
SAN FRANCISCO, CALIFORNIA 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DESCRIPTION OF SECURITIES
INTERESTS OF NAMED EXPERTS AND COUNSEL
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXEMPTION FROM REGISTRATION CLAIMED
EXHIBITS
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.1
Exhibit 99.1

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share (2)	Price (2)	Registration Fee

Ordinary Shares, in the form of American Depository Shares, reserved for future issuance under the Amended and Restated 1997 Stock Option Plan(1)	4,005,923	$2.625	$10,515,547.87	$1,332.32

(1)	This Registration Statement shall cover any additional Ordinary Shares which become issuable under the Amended and Restated 1997 Stock Option Plan (the “Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Ordinary Shares of Eidos plc (the “Company” or “Registrant”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low sales price of the Company’s American Depository Shares as reported on the Nasdaq National Market on February 19, 2004 for shares available for future grant pursuant to the Plan (pursuant to Rule 457(c) under the Act).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a)  The Company’s latest annual report on Form 20-F filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     (b)  All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 20-F referred to in (a) above.

     (c)  The description of the Company’s American Depository Shares and Ordinary Shares which is contained in a registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

     Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 162 of the Articles of Association of the Registrant requires the Registrant to indemnify the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

     The Registrant has obtained directors and officers insurance providing indemnification for certain of the Registrant’s directors, officers, and certain employees for certain liabilities.

EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

EXHIBITS

Exhibit
Number

5.1	Opinion of Norton Rose.

23.1	Consent of KPMG Audit Plc.

23.2	Consent of Norton Rose is contained in Exhibit 5.1 to this Registration Statement.

24	Power of Attorney is contained on the signature pages.

99.1	Amended and Restated 1997 Stock Option Plan.

UNDERTAKINGS

     1.     The undersigned registrant hereby undertakes:

     (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on February 16, 2004.

EIDOS PLC

By:	/s/ Stuart Cruickshank

Stuart Cruickshank
Title: Director and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael McGarvey and Stuart Cruickshank, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael McGarvey	Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2004
(Michael McGarvey)

/s/ Stuart Cruickshank (Stuart Cruickshank)	Director and Chief Financial Officer (Principal Financial and Accounting Officer)	February 16, 2004

/s/ David Adams	Director	February 16, 2004

(David Adams)

Director
(Ian Livingstone)

Director
(Victor Steel)

/s/ Allen Thomas
	Director	February 16, 2004
(Allen Thomas)

/s/ John van Kuffeler
	Director	February 16, 2004
(John van Kuffeler)

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Norton Rose.

23.1	Consent of KMPG Audit plc

23.2	Consent of Norton Rose is contained in Exhibit 5.1 to this Registration Statement.

24	Power of Attorney is contained on the signature pages.

99.1	Amended and Restated 1997 Stock Option Plan.